PANACEA GLOBAL, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION is granted as of July 26, 2011 by PANACEA GLOBAL, INC., a Nevada corporation (the “Company”), to Binnay Sethi (“Optionee”).

Recitals:

WHEREAS, the Optionee is employed by the Company as its Vice President, Chief Financial Officer and Director;

WHEREAS, the Company has established the Panacea Global, Inc. 2011 Omnibus Plan (the “Plan”);

WHEREAS, in connection with the Optionee’s employment with the Company as its Vice President, Chief Financial Officer and Director, the Company desires to grant, and the Optionee desires to accept, the Option (as defined below);

WHEREAS, the Option is hereby granted entirely as compensation for performance of services of employment by the Optionee for the Company; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant. The Company hereby grants to Optionee an option (the “Option”) to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Option Shares”), at a purchase price of $0.55 per share (the “Option Price”). This Option is granted pursuant to the Plan. Capitalized terms used herein shall have the same meaning as set forth in the Plan except to the extent the context clearly requires otherwise. This Option is intended to be consistent with the terms of the Plan and is subject in all regards to the terms of the Plan. In any case in which there is a conflict between the terms of this Option and the terms of the Plan, the conflict shall be resolved in favor of the Plan. This Option is not intended to be an “incentive stock option” within the meaning of Section 422(b) the Internal Revenue Code of 1986, as amended (the “Code”).

2. Term.

(a) General Rule. The Option Shares shall vest and be exercisable on July 26, 2011.  The Option shall terminate in full at 5:00 p.m. New York, New York time July 26, 2021, unless sooner terminated under Subsection 2(b) or (c) below. This Option may be exercised in whole or in part with respect to any Option Shares that have vested and become exercisable, except that this Option may in no event be exercised with respect to fractional shares.

(b) Termination of Employment. If the employment of Optionee by the Company or its Affiliates (as defined below) should terminate for any reason other than death or disability (within the meaning of Subsection 22(e)(3) of the Code) of Optionee, and except as otherwise provided in Section 7 below, any non-vested Option shall terminate upon such termination of employment, and any Option which is vested prior to termination of employment shall terminate ninety (90) days from the date such employment terminates. In the event Optionee’s employment with the Company or its Affiliates terminates by reason of Optionee’s death or disability, the Option shall terminate one year from the date such employment terminates. For purposes of this Option, the term “Affiliate” shall mean a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Subsection 424(e) or (f) of the Code.

(c) Forfeiture. If the Committee makes a finding, after full consideration of the facts presented on behalf of both the Company and Optionee, that Optionee has: (i) committed a material and serious breach or neglect of Optionee’s responsibilities to the Company; (ii) committed a willful violation or disregard of standards of conduct established by law; (iii) committed a willful violation or disregard of standards of conduct established by Company policy as may from time to time be communicated to Optionee; (iv) committed fraud, willful misconduct, misappropriation of funds or other dishonesty; (v) been convicted of a crime of moral turpitude; or (vi) accepted employment with another company or performed work or provided advice to another company, as an employee, consultant or in any other similar capacity, while still an employee of the Company, then the Option shall terminate on the date of such finding. In addition to immediate termination of the Option, Optionee shall forfeit all Option Shares for any exercised portion of the Option for which the Company has not yet delivered the share certificates to Optionee upon refund by the Company of the Option Price paid by Optionee with respect to such Option Shares.

3. Transfers. This Option may not be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom this Option is granted, the Option may be exercised only by him or her.  Notwithstanding the foregoing, this Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

4. Method of Exercise and Payment.

(a) When exercisable under Section 2 or Section 7, this Option may be exercised by written notice, pursuant to Section 9, to the Company’s Vice President, Binnay Sethi, specifying the number of Option Shares to be purchased (the “Notice”). The Notice shall be accompanied by payment of the aggregate Option Price of the Option Shares being purchased (a) in cash, (b) by certified check payable to the order of the Company or (c) by a combination of the foregoing.  Such exercise shall be effective upon the actual receipt by the Company’s Vice President of such Notice and payment.

(b) Unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the “Act”), and current registrations under all applicable state securities laws, the Notice shall include Optionee’s acknowledgement, in form and substance satisfactory to the Company, that Optionee (a) is purchasing such Option Shares for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act or any state securities laws), (b) has been advised and understands that (i) the Option Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer, (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to Optionee any exemption from such registration, and (iii) the Option Shares may not be transferred without compliance with all applicable federal and state securities laws.

(c) In addition, except as provided below, Optionee may make payment in whole or in part in shares of the Company’s Common Stock held by the Optionee for more than six months.  If payment is made in whole or in part in shares of the Company’s Common Stock, then Optionee shall deliver to the Company certificates registered in the name of Optionee representing shares of the Company’s Common Stock legally and beneficially owned by Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value (as defined in the Plan) on the date of delivery of such notice that is not greater than the Option Price of the Option Shares with respect to which the Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. Notwithstanding the foregoing, the Committee, in its sole discretion, may refuse to accept shares of the Company’s Common Stock in payment of the Option Price. In that event, any certificates representing shares of the Company’s Common Stock which were delivered to the Company shall be returned to Optionee with notice of the refusal of the Committee to accept such shares in payment of the Option Price. Furthermore, the Committee may impose such limitations and prohibitions on the use of shares of the Company’s Common Stock to exercise the Option as it deems appropriate.

5. Adjustments on Changes in Capitalization. In the event that, prior to the delivery by the Company of all the Option Shares in respect of which the Option is granted, there shall be a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Company’s Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment affecting the Company’s Common Stock or an equity security of the Company which is effected without receipt of consideration by the Company, the remaining number of Option Shares (or class of shares) subject to the Option and Option Price therefor shall be adjusted in a manner determined by the Committee so that the adjusted number of Option Shares (or class of shares) and the adjusted Option Price shall be the substantial equivalent of the remaining number of Option Shares subject to the Option and Option Price thereof prior to such change. For purposes of this Section 5, no adjustment shall be made as a result of the issuance of the Company’s Common Stock upon the conversion of other securities of the Company which are convertible into Common Stock.

6. Legal Requirements. If the listing registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired by Optionee for investment and have not been registered.

7. Change of Control of Company. In the event of a Change of Control, the Committee may take whatever action with respect to the Option it deems necessary or desirable, including, without limitation, removing any restrictions or imposing any additional restrictions on the Option or Option Shares.

8. Administration. This Option has been granted pursuant to and is subject to the terms and provisions of the Plan, as it may be amended from time to time. All questions of interpretation and application of the Plan and this Option shall be determined by the Committee. The Committee’s determination shall be final, binding and conclusive.

9. Notices. Any notice to be given to the Company shall be addressed to the Vice President of the Company at its principal executive office, and any notice to be given to Optionee shall be addressed to Optionee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which Optionee is employed, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when personally delivered, sent by recognized courier service or by other messenger, or when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

10. Not to Affect Employment. Nothing herein contained shall affect the right of the Company or any Affiliate to terminate Optionee’s employment, services, responsibilities, duties or authority to represent the Company or any Affiliate at any time or for any reason whatsoever.

11. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Option Shares in connection with the exercise of this Option, the Company shall have the right to (a) require Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interest with respect to tax liabilities.

12. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Nevada, without giving effect to principles of conflicts of law.

13. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the Company has granted this Option on the day and year first above written.

PANACEA GLOBAL, INC.

By: /s/ Mahmood Moshiri Name: Mahmood Moshiri Title: Chief Executive Officer, President,Chief Medical Officer & Director

ACCEPTED BY:

/s/ Binnay Sethi Binnay Sethi